Exhibit 10.5

EXECUTION VERSION

AMENDED AND RESTATED FIRST PRIORITY OPEN PLEDGE AGREEMENT OVER CREDIT RIGHTS DERIVED FROM CRUDE OIL COMMERCIAL SALES AGREEMENTS (this “Pledge Agreement”)

Between (i) GRAN TIERRA ENERGY COLOMBIA, LTD. (formerly Argosy Energy International), a limited partnership organized under the laws of the State of Utah (Registered No. 2110646-0180) and having its principal office at Calle 114 No. 7 - 80, 17th Floor, AR Building, Bogota D. C., Colombia with a branch denominated GRAN TIERRA ENERGY COLOMBIA, LTD., (hereinafter the “PLEDGOR”) incorporated through Public Deed No. 5323 on October 25, 1983, granted by the Seventh Notary of Bogotá, registered on November 23, 1983 under Number 2092 of Book VI, with Mercantile Register No. 00841851, and its main domicile in Bogotá, D.C.,  represented by EDGAR LOUIS DYES, as evidenced in the certificate of incumbency and legal representation, of legal age, resident of Bogotá D.C., bearer of Alien’s Identity Document Number 223.325, acting in his capacity as legal representative and (ii) STANDARD BANK PLC, a public limited company organized under the laws of England and Wales (Company No. 2130447) and having its registered office at 20 Gresham Street, London  EC2V 7JE with main domicile in the United Kingdom, acting for and on behalf of the Secured Parties as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “PLEDGEE”), represented in this act by MARTIN REVOREDO and RODERICK L. FRASER, both of legal age, domiciled in New York City identified as it appears below their signatures.

WHEREAS:

A. The PLEDGEE and the PLEDGOR are parties to that certain Credit Agreement, dated as of February 22, 2007 (the “Original Credit Agreement”), in connection to which, the PLEDGOR pledged its credit rights derived from a certain crude oil commercial sales agreement, dated December 1, 2006 (the “2006 Ecopetrol Offtake Agreement”), between ECOPETROL (as defined below) and the PLEDGOR, pursuant to the First Priority Open Pledge Agreement Over Credit Rights Derived From A Crude Oil Sales Agreement, dated as of February 22, 2007 (the “Original Pledge Agreement”).

B. The Original Credit Agreement was amended and restated by the Amended and Restated Credit Agreement, dated August 24, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the PLEDGOR, ARGOSY ENERGY, LLC, a limited liability company organized under the laws of the State of Delaware (Registered No. 3234977), SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED, an exempted company organized under the laws of the Cayman Islands, SOLANA RESOURCES LIMITED, a limited company organized under the laws of Province of Alberta, Canada, GRAN TIERRA ENERGY CAYMAN ISLANDS INC., an exempted company organized under the laws of the Cayman Islands (together with its successors and assigns, the “Borrower”), each of the Banks party thereto from time to time and the PLEDGEE, by means of which a loan facility for a sum of up to US$200,000,000 was granted by the Banks to the Borrower on the terms and subject to the conditions set forth therein.

C. Under the Credit Agreement, the PLEDGOR continues to be obligated to create a pledge over all of the present and future rights, titles and interests of the PLEDGOR to receivables payable from Crude Oil Commercial Sales Agreements (as defined below) in order to secure the fulfillment of the obligations stipulated in the Credit Agreement.

D. On February 12, 2009, ECOPETROL S.A. (hereinafter, “ECOPETROL”), a decentralized entity of the national order, established through Law 165 of 1948, organized as a joint Stock Company pursuant to Decree 1760 of 2003, with Tax Identification Number 899-999-068-1, attached to the Ministry of Mines and Energy, with main domicile in Bogotá D.C., whose corporate bylaws are contained in Public Deed No. 4832 dated October 31, 2005, and Public Deed 4302 of September 26, 2006, from the Second Notary of the Bogotá D.C. Circle and on the other hand the PLEDGOR engaged in a crude oil commercial sales agreement for the purchase of the crude produced under the Chaza block (the “2009 Ecopetrol Offtake Agreement” and together with the 2006 Ecopetrol Offtake Agreement, the “Ecopetrol Offtake Agreements”).

E. Under the Ecopetrol Offtake Agreements, the payments made by ECOPETROL to the PLEDGOR are as follows: (a) one part payable in Colombian pesos, equivalent to twenty-five (25%) of the volumes determined and delivered, in accordance with the provisions contained therein; (b) the remaining seventy five percent (75%) in United States dollars (“U.S. Dollars”).

F. In order to secure the prompt payment and performance in full of the secured obligations under the Credit Agreement, the PLEDGOR has agreed to amend and restate the Original Pledge Agreement to extend its first priority open pledge in favor of the PLEDGEE to include all the present and future rights, titles and interests of the PLEDGOR to receivables and credits payable from time to time by ECOPETROL and other Offtakers under the 2009 Ecopetrol Offtake Agreement and under all other present and future Offtake Agreements entered into by the PLEDGOR.

G. The parties hereto have agreed that the Original Pledge Agreement be amended, restated and replaced, and pursuant to the terms and conditions hereto.

NOW, THEREFORE, the parties agree as follows:

FIRST CLAUSE. DEFINED TERMS: Capitalized terms used in this Pledge Agreement (including the preamble and whereas clauses) and not otherwise defined herein, unless the context otherwise requires, have the respective meanings given to such terms in the Credit Agreement.

SECOND CLAUSE. PURPOSE: The PLEDGOR hereby creates a first priority open pledge in favor of the PLEDGEE over all the present and future rights, titles and interests of the PLEDGOR to receivables and credits payable from time to time by ECOPETROL and other Offtakers under the Ecopetrol Offtake Agreements and each other offtake agreement entered into by the PLEDGOR in the future, but limited to those included in the definition of “Offtake Agreements” under the Credit Agreement (collectively, including the Ecopetrol Offtake Agreements, the “Crude Oil Commercial Sales Agreements” and each, a “Crude Oil Commercial Sales Agreement”). The pledge created hereunder, includes the rights of the PLEDGOR to receive: (i) the full price of the crude oil agreed between the PLEDGOR and ECOPETROL and any other Offtaker; (ii) all the default interest derived from the Crude Oil Commercial Sales Agreements, if any; (iii) all the fines, compensations or indemnifications of any nature to which the PLEDGOR may be entitled to by virtue of breaches of the Crude Oil Commercial Sales Agreements; (iv) all the indemnifications paid by insurance companies or banks, to which the PLEDGOR is entitled to, derived from or related to the Crude Oil Commercial Sales Agreements; and (v) all and any other amounts to which the PLEDGOR may be entitled to by virtue of the Crude Oil Commercial Sales Agreements.

THIRD CLAUSE. SECURITY FOR OBLIGATIONS: The pledge created by means of this Pledge Agreement is an open pledge, that secures the payment and performance in full by the Obligors of all present and future obligations (including, in the case of the Guarantors, the Guaranteed Obligations) to the Secured Parties under the Credit Agreement and the other Loan Documents (hereinafter the “Secured Obligations”).

The PLEDGEE may enforce the pledge created by means of this Pledge Agreement at any time after (i) an Event of Default under Section 10(f) or 10(g) of the Credit Agreement has occurred, or (ii) any other Event of Default in respect of which the PLEDGEE has delivered a notice to the Borrower, terminating the Commitments and/or declaring all amounts payable by the Obligors as immediately due and payable pursuant to the Credit Agreement.

Notwithstanding the above, the Parties hereto agree that the amount of the Secured Obligations will correspond to the sum of USD$200,000,000 of principal plus any interest and any other costs, expenses, fees, commissions, indemnifications and other amounts due by any Obligor pursuant to the Credit Agreement and the other Loan Documents.

FOURTH CLAUSE. COLLECTIONS: All and any payments made in U.S. Dollars under the Crude Oil Commercial Sales Agreements, including, but not limited to, payments made under the Ecopetrol Offtake Agreements corresponding to the seventy five percent (75%) portion made in U.S. Dollars, shall be made by ECOPETROL or the applicable Offtaker by means of transference and deposit of those payments in account number 103353265 opened by the PLEDGOR with JPMorgan Chase Bank, N.A. New York, New York the (the “Collection Account”).

FIFTH CLAUSE. SERVICES AND INSTRUCTIONS TO ECOPETROL: The PLEDGOR shall notify in writing ECOPETROL and any other Offtaker, within the three (3) working days following the date of execution of this Pledge Agreement, in the manner indicated in Annex No. 1 to this Pledge Agreement, that from the date on which this Pledge Agreement is entered into all the rights of the PLEDGOR to receive payments under the applicable Crude Oil Commercial Sales Agreement have been pledged in favor of the PLEDGEE. Additionally, the PLEDGOR shall instruct irrevocably ECOPETROL and any other Offtaker to transfer and deposit all U.S. Dollar payments derived from the Ecopetrol Offtake Agreements or any other Crude Oil Sales Agreements into the Collection Account. Each of the Crude Oil Commercial Sales Agreements executed by the PLEDGOR after the date hereof will be deemed to form part of this pledge and the PLEDGOR shall provide notice and instruction to the Offtaker under such Crude Oil Commercial Sales Agreement in accordance to this Fifth Clause and the receivables and credits payable under such Crude Oil Commercial Sales Agreement shall be deposited in the Collection Account.

SIXTH CLAUSE. ADDITIONAL OBLIGATIONS: In addition to the obligations stipulated in all other clauses of this Pledge Agreement and in any applicable regulations, the PLEDGOR undertakes the following specific obligations: (i) be liable for the existence, validity and duly and timely compliance of the Crude Oil Commercial Sales Agreements; (ii) abstain from fully or partially assigning the Crude Oil Commercial Sales Agreements or the rights derived therefrom without prior, specific and written authorization of the PLEDGEE; (iii) promptly inform the PLEDGEE about any breach of the Crude Oil Commercial Sales Agreements regardless its cause, by the PLEDGOR, ECOPETROL or any Offtaker; (iv) maintain in force and without any liens or limitations all its rights under the Crude Oil Commercial Sales Agreements other than Permitted Liens; (v) promptly inform the PLEDGEE about any claim, lawsuit, seizure or precautionary measure of any nature instituted or intended to be instituted by any person in regards to the rights of the PLEDGOR under the Crude Oil Commercial Sales Agreements; (vi) promptly provide to PLEDGEE a copy of all of the Crude Oil Commercial Sales Agreements executed to date, or any future Crude Oil Commercial Sales Agreement executed, which are pledged under this Pledge Agreement, within the following two (2) working days of the execution of this Pledge Agreement, or within the following two (2) working days from the execution of the Crude Oil Commercial Sales Agreement, as applicable, as well as to keep the documents in the offices located in Bogota D.C.; and  (vii) not to modify, amend or renegotiate the instructions and the form of payment under the Crude Oil Commercial Sales Agreements, unless such amendment, modification or renegotiation increases, in U.S. Dollars, the returned percentages; consequently the amendments to the Crude Oil Commercial Sales Agreements may not increase the returned percentage in Colombian pesos.

SEVENTH CLAUSE. TERM: This Pledge Agreement shall remain in force and effect until the Maturity Date, which is February 22, 2010 or such later date as may be determined in accordance with the Credit Agreement; provided that this pledge shall continue to serve as security for the Secured Obligations until the payment and discharge of the Secured Obligations in full and the termination of all Commitments under the Credit Agreement. Once all of the Secured Obligations have been paid or discharged in full, the PLEDGOR will be entitled to receive from the PLEDGEE the execution of a document canceling the pledge created under this Pledge Agreement; provided always that if any payment in respect of the Secured Obligations is avoided or reduced as a result of the insolvency of the PLEDGOR or any analogous event, such pledge shall to the fullest extent permitted by law be reinstated as if the payment and discharge of the Secured Obligations had not occurred, and the liability of the PLEDGOR shall continue as if the payment in respect of the Secured Obligations had not occurred, and the PLEDGEE shall be entitled to recover the amount of such payment from the PLEDGOR as if such payment had not been made.

EIGHTH CLAUSE. REPRESENTATIONS AND WARRANTEES: PLEDGOR hereby represents and warrants in favor of the PLEDGEE and for the benefit of all the Secured Parties, the following:
(i) That all the rights of the PLEDGOR under the Crude Oil Commercial Sales Agreements are of its exclusive property, have not been previously assigned or transferred and are free from any seizures, pledges, lawsuits, and in general from any other types of liens and limitations to ownership other than Permitted Liens.

(ii) That the Crude Oil Commercial Sales Agreements are valid and binding upon each of the PLEDGOR and, to its knowledge, ECOPETROL or the applicable Offtaker and enforceable against each of them, in accordance with the terms and conditions stipulated therein.

(iii) That the PLEDGOR has no knowledge of any fact or event that could imply or produce a breach of the Crude Oil Commercial Sales Agreements.

(iv) That it is legally empowered to enter into and perform this Pledge Agreement and that for its execution and performance there are no legal, contractual or statutory restrictions applicable to the PLEDGOR.

(v) That all the actions and conditions (statutory or of any other type) required for the execution and performance of this Pledge Agreement, have been duly and fully obtained, performed, fulfilled with and satisfied.

(vi) That this Pledge Agreement creates valid and binding obligations upon the PLEDGOR enforceable against it, according to the terms and conditions provided herein.

(vii) That except for the authorizations already received, the entering into and perfecting of this Pledge Agreement as well as its compliance and performance, does not breach or imply a non-compliance, neither requires any consent or authorization under: (a) the constituent documents of the PLEDGOR; (b) any law, decree, resolution, agreement, order, judicial decision, writ, administrative decision, license or permit applicable to the PLEDGOR or to which the PLEDGOR is bound, or (c) any contract or document to which the PLEDGOR is a party or is obligated.

NINTH CLAUSE. EXPENSES AND TAXES: All the expenses and taxes that may be caused or derived from the execution and compliance of this Pledge Agreement shall be fully assumed and paid by the PLEDGOR.

TENTH CLAUSE. COSTS AND FEES: The expenses and costs to be incurred by the PLEDGEE in case this pledge is made effective, including lawyer’s fees, will be fully assumed by the PLEDGOR.

ELEVENTH CLAUSE. APPLICABLE LAW: This Pledge Agreement is governed by, and shall be construed and interpreted in accordance with, the laws of the Republic of Colombia.

TWELFTH CLAUSE. USE OF ENGLISH LANGUAGE: The English text of this Pledge Agreement shall be controlling in all cases, except in connection with any legal action or proceeding brought in respect of this Pledge Agreement in the competent courts of Colombia, in which case an official translation into Spanish of this Pledge Agreement shall be controlling.

THIRTEENTH CLAUSE. NOTICES: Any message, notification or summon required, demanded or permitted by this Pledge Agreement shall be made in writing and shall be given in accordance with Section 12.02 of the Credit Agreement.

FOURTEENTH CLAUSE. MISCELLANEOUS:

14.1. Survival of Agreements. Each agreement, representation, warranty, and covenant contained or referred to in this Pledge Agreement shall survive any investigation at any time made by the PLEDGEE and shall survive any disbursement under the Loans, except for changes permitted hereby and, except as otherwise provided in this article, shall terminate only when all amounts due or to become due under the Loan Documents are indefeasibly paid.

14.2. Integration; Amendments. This Pledge Agreement and the other Loan Documents embodies the entire understanding of the parties and supersedes all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof. The provisions of this Pledge Agreement and of its Annexes may be waived, supplemented, or amended only by an instrument in writing signed by the Parties hereto.

14.3. Severability.  If any provision of this Pledge Agreement is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, then to the fullest extent permitted by law, such invalidity, illegality, or unenforceability shall not affect the validity, legality, and enforceability of the other provisions of this Pledge Agreement and shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction. If, and to the extent that, any obligation of the PLEDGOR is unenforceable for any reason, the PLEDGOR shall, independent of any other obligation hereunder, make the maximum contribution to the payment and satisfaction thereof as is permissible under applicable law.

14.4. No Waiver.

(a) No failure or delay by the PLEDGEE in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise impair any of its other rights, powers, or remedies. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy. No waiver of any right, power, or remedy shall be effective unless given in writing.
(b) The rights, powers or remedies provided for herein are cumulative and are not exclusive of any other rights, powers, or remedies provided by law. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other rights, powers, or remedies.

14.5. Execution in Counterparts.

This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder intentionally left blank.]

In witness whereof, the Pledge Agreement is signed as of August 24, 2009

GRAN TIERRA ENERGY COLOMBIA, LTD.

By: Argosy Energy, LLC, its General Partner

By:	/s/ Edgar Louis Dyes
Name: Edgar Louis Dyes
Title: Manager

STANDARD BANK PLC

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Director

By:	/s/ Roderick L. Fraser
Name: Roderick L. Fraser
Title: Global Head of Oil & Gas, Renewables